UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

CENTERSPACE
(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 10th Street SW, Post Office Box 1988, Minot, ND 58702-1988
(Address of principal executive offices) (Zip code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, no par value	CSR	New York Stock Exchange
Series C Cumulative Redeemable Preferred Shares	CSR -PRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 5, 2021, Bhairav Patel was appointed to serve as the Executive Vice President and Chief Financial Officer of Centerspace, a North Dakota real estate investment trust (the “Company”). Mr. Patel will assume the position of Executive Vice President effective immediately and will assume the position of Chief Financial Officer effective at a later date, after an appropriate transition period with the Company.

Bhairav Patel, age 43, previously served as Executive Vice President of Finance and Accounting for New Senior Investment Group Inc. (“New Senior”). He joined New Senior in January 2019 as the company’s Chief Accounting Officer upon the internalization of the company’s management function and was later appointed its Interim Chief Financial Officer in October 2019, a position in which he served until New Senior was acquired in September 2021. During his tenure at New Senior, he was responsible for overseeing the company’s accounting, finance, treasury and tax functions. Prior to New Senior, he served as Managing Director in Fortress Investment Group’s (“Fortress”) Private Equity Group beginning in March 2016, when he was appointed as the Chief Accounting Officer for New Senior, which was externally managed by Fortress at the time. Mr. Patel joined Fortress in 2007, and served in various capacities within the corporate accounting and finance divisions, including as head of Fortress’ financial planning & analysis group. Prior to joining Fortress in 2007, Mr. Patel served as an accounting manager at GSC Group, an alternative asset manager focused on credit-based strategies. Mr. Patel received a Bachelor’s degree and a Master’s degree in Commerce from the University of Mumbai (India) and is a Certified Public Accountant (inactive).

There is no arrangement or understanding between Mr. Patel and any other person pursuant to which he was selected as an officer of the Company, and there are no related party transactions involving Mr. Patel that are reportable under Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company and Mr. Patel.

In connection with Mr. Patel’s appointment, the Board approved a compensation package for Mr. Patel to be effective January 1, 2022. As part of the compensation package, Mr. Patel will receive (i) an annual base salary of $350,000, (ii) a Short-Term Incentive Plan target of 100% of base salary, (iii) a Long-Term Incentive Plan target of 100% of base salary, (iv) a one-time restricted stock unit grant of $150,000, subject to time-vesting over three years, to be granted upon Mr. Patel’s assumption of the role of Chief Financial Officer, and (v) a two-bedroom apartment in a Company-owned community paid for by the Company. Mr. Patel also will be eligible to participate in the Company’s employee benefits, including health insurance. Prior to January 1, 2022, Mr. Patel will receive a pro rata portion of an annual base salary of $175,000.

Also on November 5, 2021, the Company and John A. Kirchmann, Executive Vice President and Chief Financial Officer of the Company, reached a mutual agreement for Mr. Kirchmann to be separated from his positions at the Company. The Company and Mr. Kirchmann have agreed that Mr. Kirchmann will remain employed as the Company’s Executive Vice President and Chief Financial Officer for an appropriate period of time for transition.

Item 7.01 Regulation FD Disclosure.

On November 8, 2021, the Company issued a press release announcing Mr. Patel’s appointment. Pursuant to Item 7.01 of Form 8-K, a copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 and Item 9.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

ITEM 9.01    Financial Statements and Exhibits
(d)Exhibits

Exhibit
Number	Description

99.1	Press Release, dated November 8, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centerspace

	By	/s/ Mark O. Decker, Jr.
Mark O. Decker, Jr.
Date: November 8, 2021		President and Chief Executive Officer